Exhibit 99.1

NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	President	Corporate Communications, Inc.
	(972) 490-9600	(615) 324-7335
ASHFORD HOSPITALITY TRUST PRICES OFFERING OF 7.0 MILLION SHARES OF
COMMON STOCK
DALLAS — (June 29, 2011) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced that it has priced its underwritten public offering of 7.0 million shares of its common stock at $12.50 per share. Ashford granted the underwriters a 30-day option to purchase up to an additional 1,050,000 shares to cover over-allotments, if any. Settlement of the offering is expected to occur on July 5, 2011.
Ashford intends to use the net proceeds to repay its outstanding borrowings under its senior credit facility, for general corporate purposes, including, without limitation, financing future hotel-related investments, capital expenditures and working capital or repayment of other debt or obligations. Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, KeyBanc Capital Markets Inc. and UBS Securities LLC acted as the joint book-running managers for the offering.
A registration statement relating to the shares is effective with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the offered shares or any other securities, nor will there be any sale of such shares or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction.
Copies of the final prospectus supplement (when available) and the related base prospectus may be obtained from (a) Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, New York, NY 10014, by e-mail at prospectus@morganstanley.com or by calling 1-866-718-1649, (b) Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, or by calling 1-800-221-1037, (c) KeyBanc Capital Markets Inc., Attention: Equity Syndicate Department, 127 Public Square, 4th Floor, Cleveland, OH 44114, or by calling 1-800-859-1783, (d) UBS Securities LLC, Attention: Prospectus Department, 299 Park Avenue, New York, NY 10171, or by calling 1-877-827-6444 (ext. 561-3884), or (e) the Internet site of the Securities and Exchange Commission at www.sec.gov.
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AHT Prices Offering of Common Stock

June 29, 2011
About Ashford Hospitality Trust
Ashford is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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